UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2011

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2011, the Board of Directors of the Federal Home Loan Bank of Topeka ("FHLBank"), subject to the authority of the Director of the Federal Housing Finance Agency to prohibit compensation that is not reasonable and comparable to compensation paid to executives at other financial institutions, adopted amendments to the FHLBank’s Benefit Equalization Plan. The amendments add additional individuals as Members of the Benefit Equalization Plan, including Denise L. Cauthon, Senior Vice President and Chief Accounting Officer. Ms. Cauthon currently serves as FHLBank’s principal financial officer. The amount of the deferrals, matching contributions and pension accruals payable to Ms. Cauthon under the Benefit Equalization Plan are not determinable at this time. The amendments also delegate to the Compensation Committee of the Board of Directors the responsibility for administering the Benefit Equalization Plan and remove such responsibility from a separately composed Administrative Committee formerly designated by the Board.

The Benefit Equalization Plan is a non-qualified supplemental executive retirement plan that permits Named Executive Officers and other Members to defer compensation and to receive matching contributions and pension accruals that would otherwise have been made or accrued under the FHLBank’s qualified 401(k) plan and defined benefit pension plan but for the limitations imposed by the Internal Revenue Code under Section 409A.

The amended and restated Benefit Equalization Plan became effective on November 1, 2011. A copy of the amended and restated Benefit Equalization Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Benefit Equalization Plan, as amended and restated October 27, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

November 1, 2011	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Benefit Equalization Plan, as amended and restated October 27, 2011